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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January __, 1997, by and between Cardiac Science, Inc., a Delaware corporation (the "Company"), and Raymond Cohen, an individual resident of the State of California ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company is a development stage company formed to develop, manufacture and market a family of non-invasive Automatic External Cardioverter Defibrillator devices to treat persons suffering from or at high risk of life threatening arrhythmias; and

     WHEREAS, Employee is the sole stockholder and Chief Executive Officer of Innovative Physicians Services, Inc. d/b/a Diagnostic Monitoring ("DM"), a Nevada corporation engaged in the sale of medical diagnostic equipment, particularly Holter technology, through a network of domestic and international distributors; and

     WHEREAS, the Company has entered into an Agreement with Sorbus Asset Strategies, S.A. ("SAS"), pursuant to which SAS will use its "best efforts" to find investors who may invest up to a maximum of $2,000,000 in the Company through the purchase of shares of the Company's common stock on the condition, among others, that the Company employ Employee as its President and Chief Executive Officer ("CEO") upon mutually acceptable terms (the "Financing Transaction"); and

     WHEREAS, the Company has entered into a letter of intent with DM and Employee, pursuant to which the parties have agreed to use their best efforts to negotiate and finalize a transaction whereby the Company would acquire DM (the "Acquisition Transaction") simultaneously with the completion of the Financing Transaction and Employee would become the President and CEO of the Company; and

     WHEREAS, the parties wish to (a) provide for the employment of Employee as the President and CEO of the Company, pending completion of the Acquisition Transaction and the Financing Transaction, and (b) set forth the terms under which Employee shall continue as the President and CEO of the Company upon completion of the Acquisition Transaction and Financing Transaction;

     NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter set forth, and other good and valuable consideration had and received, the parties hereby agree as follows:

     1. Employment; Term of Employment. Upon and subject to the terms, conditions and other provisions of this Agreement, the Company hereby employs Employee, and Employee hereby agrees to serve, as President and CEO of the Company, for the period commencing on the date hereof (the "Effective Date") and ending upon the earlier of (a) the completion of the Financing Transaction, (b) the termination of the Financing Transaction without the completion thereof, or
(c) six months after the Effective Date (the "Initial Employment Period"); provided, however, if the Initial Employment Period ends as a result of the completion of the Financing Transaction, the term of this Agreement

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shall automatically be extended for a period which ends 18 months from the
Effective Date, unless extended by mutual agreement of the parties hereto (the "Subsequent Employment Period"). The Initial Employment Period and the Subsequent Employment Period are hereinafter referred to as the Employment Term.

     2. Employee's Services and Duties. During the Employment Term, Employee shall:

          (a) Perform the services of a President and CEO as may be set forth in the Bylaws of Company and as are customarily required by such position;

          (b) Observe and conform to the policies and directions promulgated from time to time by Company's Board of Directors; and

          (c) Serve the Company faithfully, diligently and competently and to the best of his ability.

     3.   Time to be Devoted to Employment.

          3.1 During the Initial Employment Period, Employee shall devote not less than two days per week to the business of the Company.

          3.2 During the Subsequent Employment Period, Employee shall devote his full business time, attention and energies to his duties and responsibilities hereunder.

     4. Compensation and Other Benefits. As compensation in full for the services to be rendered by Employee hereunder during the Employment Term, Employee shall receive the following compensation, which compensation shall be subject to all appropriate federal, state and local withholding taxes:

          (a) During the Initial Employment Period a salary in the amount of $5,000 per month.

          (b)   During the Subsequent Employment Period:

              (i)   A salary in the amount of $10,000 per month ("Base Salary");

              (ii)  An automobile allowance in the amount of $500 per month;

              (iii) An incentive plan mutually agreed to by the Company and
                    Employee and tied to Employee's performance;

              (iv) Such health insurance and other benefits as Company customarily provides to its employees;

              (v) Stock options as may be granted from time to time by the Board of Directors of the Company; and

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              (vi)  Four weeks paid vacation each year during the Employment
                    Term, which vacation shall be taken at such times as are consistent with the needs of the Company and the convenience of Employee.

     5. Certain Business Expenses. The Company shall reimburse Employee for business expenses (a) which are reasonable and necessary for Employee to perform, and were incurred by Employee in the course of the performance of, his duties pursuant to this Agreement, and (b) for which Employee has submitted vouchers and completed an expense report in the form required by the Company.

     6.   Confidential Information.

          6.1 Employee acknowledges that, because of his employment hereunder, he will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company. Employee acknowledges and agrees that the following constitutes confidential and/or trade secret information belonging exclusively to Company (collectively "Confidential Information"):

          (a) all information related to customers including, without limitation, customer lists, the identities of existing, past or prospective customers, prices charged or proposed to be charged to customers, customer contacts, special customer requirements and all related information;

          (b)  marketing plans, materials and techniques; and

          (c) all know-how, devices, compilations of information, copyrightable material and technology and technical information, relating to the business of the Company.

          6.2 Employee agrees that except in the limited performance of his duties under this Agreement, Employee shall not use for his own benefit or disclose to any third-party Confidential Information acquired by reason of his employment under this Agreement or his former status as officer of the Company.

          6.3  This Section 6 shall survive termination of this Agreement.

     7.   Company Property.

          7.1 Any patents, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by Employee in the course of his employment under this Agreement and which pertain to any aspect of the business of the Company, or its subsidiaries, affiliates or customers, shall be the sole and absolute property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

          7.2 All records, files, lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the

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Company's sole and exclusive property. Upon termination of this Agreement,
Employee shall return promptly to the Company all property of the Company in his possession and Employee represents that he will not copy, or cause to be copied, printed, summarized or compiled, any software, documents or other materials originating with and/or belonging to the Company. Employee further represents that he will not retain in his possession any such software, documents or other materials in machine or human readable forms.

          7.3  This Section 7 shall survive termination of this Agreement.

     8.   Non-Competition; Non-Solicitation.

          8.1 In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the business of the Company and proprietary information relating to the business of the Company and similar knowledge regarding the Company it is expected Employee will obtain during the course of his employment with the Company, and in consideration of this Agreement and the compensation to be received by Employee hereunder, Employee agrees that for as long as he is employed by the Company and for a period of one year thereafter (the "Covenant Period"), he will not compete with the Company (or any of its subsidiaries now owned or hereafter acquired) or, directly or indirectly, own, manage, operate, control, loan money to, or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of his name, in any other business or organization which competes with the Company (or any of its subsidiaries now owned or hereinafter acquired), in any geographical area in which the Company is then conducting business or in which, to the knowledge of Employee, the Company plans to conduct business within a twelve month period of time; provided, however, that Employee shall be permitted to own less than a 5% interest as a shareholder in any company which is listed on any national securities exchange even though it may be in competition with the Company.

          8.2 Employee will not, during the Covenant Period, directly or indirectly, or on behalf of any other person or entity, solicit or interfere with, or endeavor to entice away any employees (full-time or part-time) or customers of the Company (or any of its subsidiaries now owned or hereafter acquired).

     9.   Injunctive Relief.

          9.1 Since a breach of the provisions of Sections 6, 7, or 8 could not adequately be compensated by money damages and will cause irreparable injury to the Company, the Company shall be entitled, in addition to any other right or remedy available to it, to an injunction or restraining order enjoining such breach or a threatened breach, and no bond or other security shall be required in connection therewith, and Employee hereby consents to the issuance of any such injunction or restraining order.

          9.2 Employee agrees that the provisions of Section 8 are reasonable and necessary to protect the Company and its business. It is the desire and intent of the parties that the provisions of Section 8 shall be enforced to the fullest extent permitted under the public policies and laws applied

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in each jurisdiction in which enforcement is sought. If any restriction contained in Section 8 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

          9.3  This Section 9 shall survive the termination of this Agreement.

     10.  Termination Prior to Expiration of Employment Term.

          10.1 The Company in its sole discretion may terminate Employee's employment with or without cause, at any time. In the event Employee is terminated with cause, or without cause during the Initial Employment Period, Employee shall have no right to receive compensation or other benefits for any period commencing after the date of such termination. In the event Employee is terminated without cause during the Subsequent Employment Period, Employee shall be entitled to receive the Base Salary for the balance of the Subsequent Employment Period, but shall not be entitled to receive any benefits or other compensation for any period commencing after the date of such termination. Cause for termination of employment shall include: (a) dishonesty by Employee detrimental to the best interests of the Company or any of its affiliates; (b) continuing inattention to or neglect of the duties to be performed by Employee hereunder, which inattention is not the result of illness or accident; (C) willful disloyalty to the Company; (d) participation in any fraud by Employee;
(e) disclosure by Employee of any Confidential Information, as that term is defined in Section 6, in breach of this Agreement; or (f) any other material breach of this Agreement unless remedied by Employee within fifteen (15) days of the occurrence of the breach.

          10.2 In the event the Employee's employment is terminated by reason of his voluntary resignation or death during the Employment Term, the Employee shall have no right to receive compensation or other benefits for any period commencing after the date of such termination. The Employee will be obligated to give Company ninety (90) days' written advance notice of his intent to resign so that Company will have an opportunity to seek a replacement for the Employee.

          10.3 The Company in its sole discretion may terminate the Employee's employment if the Employee shall become physically or mentally disabled ("Disability") during the Employment Term such that, (a) in the Board of Directors' good faith judgment, Employee is permanently incapable of properly performing each of the duties customarily performed by him hereunder, or (b) such Disability lasts for a period of 45 consecutive days or for 75 days in any six-month period and the Company elects to treat such Disability as being permanent in nature. In the event the Employee's employment is terminated on account of a Disability, the Employee shall have the right to receive Disability payments equal to 60% of the Base Salary for a period of six months after his employment is terminated on account of the Disability, but shall not be entitled to receive any benefits or other compensation for any period commencing after the date of such termination. The Company shall be entitled to procure a disability policy for the benefit of Employee to cover such payments.

     11. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been delivered three business days after having been

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mailed in a general or branch post office and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier; when delivered to a telegraph company or when telecopied or scanned graphically or otherwise by communications equipment of the sending party on a business day, or otherwise, on the next succeeding business day thereafter; and, in each case, addressed to the respective parties at the addresses on record with Company or to such other changed addresses that the parties may have fixed by notice as provided herein.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     14. Entire Understanding. This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment of Employee by Company, and supersedes all prior agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     15. Amendments. This Agreement may not be modified or changed except by written instrument signed by all of the parties hereto.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     17. Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, references to the neuter shall be deemed to include the masculine and feminine, references to the plural shall be deemed to include the singular and references to the singular shall be deemed to include the plural.

     18. Cooperation. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

     19. Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

     20. Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs and/or personal representatives. Except as specifically provided herein, neither this Agreement nor any interest herein, shall be assigned or assignable by operation of law or otherwise, by any party without the

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prior written consent of the other party, except that, without such consent,
Company may assign this Agreement or any interest therein, by operation of law or otherwise, to (a) any successor to all or substantially all of its stock, assets or business by dissolution, merger, consolidation, transfer of assets, or otherwise, or (b) any direct or indirect subsidiary of Company or of any such successor referred in (a) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     21. Severability. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality, the remainder of this Agreement shall continue in full force and effect.

     22. Full Understanding. Employee represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




                                  RAYMOND COHEN


                                  CARDIAC SCIENCE, INC.

                                  By:
                                       Authorized Signatory